China Housing & Land Development, Inc.

6 Youyi Dong Lu, Han Yuan 4 Lou • Xi’an Shaanxi • P.R. China 710054 • www.chldinc.com

News release of first quarter 2009 results • released May 7, 2009 • page 1

China Housing & Land Development Reports First Quarter 2009 Results

Highlights of the first quarter 2009:

•	Total revenues increased 191.7 percent to $13,844,683 in the first quarter 2009 from $4,746,637 in the first quarter 2008.

•	Net income attributable to China Housing (after non-controlling interest) increased 3,890.2 percent to $1,902,719 in the first quarter 2009 from $47,685 in the first quarter 2008.

•
Cash and restricted cash totaled $11.3 million at March 31, 2009 compared with $38.2 million at March 31, 2008, down primarily due to an increase in our investment in the 79 acre Puhua joint venture project.

•	Debt leverage was prudent, with net debt as a percent of total capital at 29.4 percent as of March 31, 2009 compared with 15.6 percent at December 31, 2008.

•	Ground breaking for the Puhua joint venture project is scheduled for June 2009. The project is progressing in planning, design, and the preparation of the site and is advancing nicely.

•	The acquisition of the Xinxing Property Management Company on January 1, 2009 added $548,945 in revenues during the first quarter 2009. It was accounted for as a purchase.

Xi'an, China, May 7, 2009 -- China Housing & Land Development, Inc., (“China Housing,” NASDAQ: CHLN) today reported that total revenues for the three months ended March 31, 2009 increased 191.7 percent to $13.84 million from $4.75 million in the three months ended March 31, 2008.

Net income attributable to China Housing (after non-controlling interest) increased 3,890.2 percent to $1,902,719 in the first quarter 2009 from $47,685 in the first quarter 2008. Earnings per diluted share increased 700 percent to $0.06 per diluted share in the first quarter 2009 from $(0.01) per diluted share in the first quarter 2008.

Mr. Pingji Lu, Chairman of China Housing & Land Development, Inc., said, "Our financial performance in the first quarter 2009 was dramatically higher that is consistent with the periodic nature of the real estate development business and consistent with our long-term progress. We manage our business to deliver great performance in our operations and believe that superior long-term financial performance will be the likely result.

China Housing & Land Development, Inc.

6 Youyi Dong Lu, Han Yuan 4 Lou • Xi’an Shaanxi • P.R. China 710054 • www.chldinc.com

News release of first quarter 2009 results • released May 7, 2009 • page 2

"The Xi'an real estate market was good in the first quarter, with prices up slightly and sales volume up substantially, measured by square meters bought in signed purchase agreements. The average residential sales price per square meter in the Xi'an market increased by 2.9 percent in the first quarter 2009 from the first quarter 2008. Residential sales volume, measured by square meters sold in the Xi'an market in the first quarter, increased 30.0 percent from the first quarter of 2008.

"While the economic and housing market trends currently look like they are improving, it is too early to say that we have passed the bottom in the market with certainty."

Tsining JunJing II project update

Mr. Xiaohong Feng, Chief Executive Officer of China Housing & Land Development, Inc., said, "Tsining JunJing II, our current project under construction, is a multi-family and retail project on 18 acres with 2,197 apartments.

“In the first quarter 2009, our pre-sales added $12.1 million to our completed sales contracts, which now total $45.6 million since pre-sales began in 2008. We recognized $10.3 million in revenues from phase one in the first quarter 2009 and have recognized $34.3 million in our revenues since pre-sales started in 2008.

“Advances from customers shown on our balance sheet totaled $10.6 million at the end of the first quarter 2009. Those funds will become revenues as our construction progresses. Additional pre-sales, of course, would also add to our revenues in subsequent quarters.

“We expect to complete the construction of phase one in the third quarter 2009. Our estimated total revenues from phase one are about $95.6 million.

"We are operating very well and generating good cash flow from JunJing II phase one, and expect to continue that process in phase two and in JunJing III through the next few years.”

China Housing & Land Development, Inc.

6 Youyi Dong Lu, Han Yuan 4 Lou • Xi’an Shaanxi • P.R. China 710054 • www.chldinc.com

News release of first quarter 2009 results • released May 7, 2009 • page 3

Joint venture update

Mr. Lu continued, “Ground breaking for our 79 acre Puhua joint venture project is scheduled for June 2009, with the first pre-sales likely to start in September 2009. Those starts may be delayed somewhat if the real estate market does not improve as we think it will. Construction will be in phases, with the final buildings expected to be finished in 2014. The total land area is 192,582 square meters and the expected gross floor area of the Puhua project is about 610,000 square meters.”

First quarter 2009 results

Revenues

Our revenues from sales of properties are mainly derived from the sale of residential and commercial units and buildings, infrastructure work we perform for the local government, and land development projects in the Baqiao area.

In the first quarter of 2009, most of our revenues came from Tsining JunJing II phase one, which consists of 13 residential buildings and 3 auxiliary buildings, including one kindergarten, with a gross floor area of about 136,012 square meters. This project is currently under construction and collecting funds under pre-sales agreements.

Revenues by project	3 months ended March 31, 2009	3 months ended March 31, 2008
US dollars

Project Under Construction
Tsining JunJing II phase one	$10,305,262	$-

Projects Completed
Tsining JunJing I	1,580,565	4,347,648
Tsining-24G	862,593	(286,622)
Tsining Gangwan	158,724	23,336
Tsining Hanyuan	-	-
Tsining Home In	18,725	53,220
Tsining Mingyuan	-	44,567
Lidu Mingyuan	-	-

Infrastructure Project
Baqiao infrastructure construction	-	-

Project In Process
Baqiao	-	-

Revenues from the sales of properties	$12,925,869	$4,182,149

China Housing & Land Development, Inc.

6 Youyi Dong Lu, Han Yuan 4 Lou • Xi’an Shaanxi • P.R. China 710054 • www.chldinc.com

News release of first quarter 2009 results • released May 7, 2009 • page 4

The revenues from the sale of properties in the three months ended March 31, 2009 increased 209.1% to $12,925,869 from $4,182,149 in the same period 2008. The increase was primarily due to the increased revenue from Tsining JunJing II Phase one, our current project under construction.

The revenue from completed projects totaled $2,620,607 in the three months ended March 31, 2009 compared with $4,182,149 in the same period of 2008. The 37.3% decrease was due mainly to the absence of revenues from Tsining-24G and JunJing I because both projects had come to completion.

We have not recognized revenues from the infrastructure project in the Baqiao area, under full accrual method of accounting, because the project is still in progress. We expect to finish the river dam in second quarter 2009 and recognize the revenues when the project is delivered to the local government.

Our project in process is the Baqiao project where we have the exclusive right to develop 487 acres. We acquired the development rights in 2007 and recognized $24,405,717 as revenue in 2007 as a result of the sale of 18.4 acres to an unrelated developer. Near the end of 2008, we established a joint venture with Prax Capital Real Estate Holdings Limited (Prax Capital) to co-develop 79 acres within the Baqiao project. Prax Capital has invested $29.3 million cash in the joint venture. About 390 acres remain available for development in the Baqiao project.

Other income

Other income includes property management fees, rental income, and revenues from disposal of fixed assets, as well as the government’s allowance for the equivalent cost of interest on the company’s investments required to support infrastructure construction, continued river management, and suburban planning for the entire Baqiao high-technology industrial park. We recognized $918,814 as other income in the three months ended March 31, 2009 compared with $564,488 in the same period of 2008. The 62.8% increase is mainly due to the acquisition of the Xinxing Property Management Company during the first quarter of 2009, which contributed approximately $548,945 to our consolidated revenues.

Cost of properties and land

The cost of properties and land in the three months ended March 31, 2009 increased 301.3 percent to $9,498,215 compared with $2,367,112 in the same period of 2008. The increase was primarily as a result of the higher sales volume and construction in our JunJing II phase one project.

China Housing & Land Development, Inc.

6 Youyi Dong Lu, Han Yuan 4 Lou • Xi’an Shaanxi • P.R. China 710054 • www.chldinc.com

News release of first quarter 2009 results • released May 7, 2009 • page 5

Selling, general, and administrative expenses

Selling, general, and administrative expenses for the three months ended March 31, 2009 increased 22.7 percent to $1,408,824 from $1,148,601 in the same period of 2008. The increase in selling, general, and administrative expenses was due primarily to the marketing expenses associated with Tsining JunJing II phase one project and the administrative expenses related to the Puhua formation.

Net income

Net income in the three months ended March 31, 2009 increased 3,791.3 percent to $1,855,584 from $47,685 in the same period of 2008.

As explained above, the increase in net income was due primarily to the improvement of market sentiment, higher sales revenues from our current construction project, and a higher average sales price for the units sold, partly offset by the higher selling, general, and administrative expenses and the change in the fair value of warrants and the embedded derivative in the first quarter of 2009.

Basic and diluted earnings per share

Basic earnings per share were $0.06 in the three months ended March 31, 2009, compared with $0.00 in the same period of 2008. Diluted earnings per share were $0.06 in the three months ended March 31, 2009, compared with $(0.01) in the same period of 2008.

China Housing & Land Development, Inc.

6 Youyi Dong Lu, Han Yuan 4 Lou • Xi’an Shaanxi • P.R. China 710054 • www.chldinc.com

News release of first quarter 2009 results • released May 7, 2009 • page 6

Conference call and webcast

China Housing & Land Development will webcast its first quarter 2009 conference call at 8:00 a.m. Eastern Daylight Time (U.S.A.) on Friday, May 8, 2009. The live conference call audio broadcast can be reached using the investor relations page of the China Housing's website at http://www.chldinc.com.

About China Housing & Land Development, Inc.

Based in Xi'an, the capital city of China's Shaanxi province, China Housing & Land Development, Inc., is a leading developer of residential and commercial properties in northwest China. China Housing has been engaged in land acquisition, development, and management, including the sales of residential and commercial real estate properties through its subsidiaries in China, since 1992.

China Housing & Land Development is the first and only Chinese real estate development company traded on NASDAQ.

Safe Harbor

This news release may contain forward-looking information about China Housing & Land Development, Inc., which is covered under the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward- looking terminology such as believe, expect, may, will, should, project, plan, seek, intend, or anticipate or the negative thereof or comparable terminology, and include discussions of strategy, and statements about industry trends and China Housing & Land Development's future performance, operations, and products.

Such statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Actual performance results may vary significantly from expectations and projections. Further information regarding this and other risk factors are contained in China Housing & Land Development, Inc.'s public filings with the U.S. Securities and Exchange Commission. All information provided in this news release and in the attachments is as of the date of the release, and the Company does not undertake any obligation to update any forward-looking statement as a result of new information, future events or otherwise, except as required under law.

China Housing & Land Development news releases, project information, photographs, and more are available on the internet at http://www.chldinc.com .

Financial statements follow.

China Housing & Land Development, Inc.

6 Youyi Dong Lu, Han Yuan 4 Lou • Xi’an Shaanxi • P.R. China 710054 • www.chldinc.com

News release of first quarter 2009 results • released May 7, 2009 • page 7

CHINA HOUSING & LAND DEVELOPMENT INC. AND SUBSIDIARIES

Consolidated  Condensed Balance Sheets
As of March 31, 2009 and December 31, 2008

	March 31, 2009	December 31, 2008
	(Unaudited)	(Unaudited)
ASSETS
Cash	$10,598,200	$37,425,340
Cash - restricted	750,761	805,012
Accounts receivable, net of allowance for doubtful
accounts of $1,276,211 and $1,278,156, respectively	4,001,440	813,122
Other receivables and prepaid expenses, net	1,108,985	446,497
Notes receivable, net	714,515	811,695
Real estate held for development or sale	108,706,852	60,650,011
Property and equipment, net	12,717,369	12,391,501
Assets held for sale	14,286,913	14,308,691
Advances to suppliers	476,098	704,275
Deposits for land use rights	28,566,252	47,333,287
Intangible assets, net	41,613,577	46,043,660
Goodwill	815,633	-
Deferred financing costs	583,636	622,118
Total assets	$224,940,231	$222,355,209

LIABILITIES
Accounts payable	$9,627,775	$10,525,158
Advances from customers	10,561,379	9,264,385
Accrued expenses	3,869,126	3,539,842
Payables for acquisition of businesses	9,428,054	8,429,889
Income and other taxes payable	8,821,074	7,532,730
Other payables	4,208,434	5,183,251
Loans from employees	1,666,203	1,517,039
Loans payable	34,392,425	35,617,442
Deferred tax liability	11,493,395	11,510,915
Warrants liability	949,904	1,117,143
Fair value of embedded derivative	636,360	760,398
Convertible debt	13,903,756	13,621,934
Total liabilities	109,557,885	108,620,126

SHAREHOLDERS' EQUITY
Common stock: $.001 par value, authorized 100,000,000 shares,
issued and outstanding 30,893,757 and 30,893,757, respectively	30,894	30,894
Additional paid in capital	31,390,750	31,390,750
Statutory reserves	3,696,038	3,541,226
Retained earnings	41,167,781	39,265,062
Accumulated other comprehensive income	10,034,668	10,397,801
Non-controlling interest	29,062,215	29,109,350

Total shareholders' equity	115,382,346	113,735,083

Total liabilities and shareholders' equity	$224,940,231	$222,355,209

The accompanying notes are an integral part of these consolidated condensed financial statements.

China Housing & Land Development, Inc.

6 Youyi Dong Lu, Han Yuan 4 Lou • Xi’an Shaanxi • P.R. China 710054 • www.chldinc.com

News release of first quarter 2009 results • released May 7, 2009 • page 8

CHINA HOUSING & LAND DEVELOPMENT INC. AND SUBSIDIARIES

Consolidated Condensed Statements of Income and Other Comprehensive Income
As of March 31, 2009 and 2008

	3 Months ended	3 Months ended
	March 31, 2009	March 31, 2008
	(Unaudited)	(Unaudited)
REVENUES
Sale of properties	$12,925,869	$4,182,149
Other income	918,814	564,488

Total revenues	13,844,683	4,746,637

COSTS AND EXPENSES
Cost of properties and land	9,498,215	2,367,112
Selling, general, and administrative expenses	1,408,824	1,148,601
Other expenses	39,796	15,910
Interest expense	338,078	439,673
Accretion expense on convertible debt	281,822	171,683
Change in fair value of embedded derivative	(124,038)	284,511
Change in fair value of warrants	(167,239)	(9,489)
Total costs and expenses	11,275,458	4,418,001
Income before provision for income taxes	2,569,225	328,636

Provision for income taxes	713,641	280,951
NET INCOME	1,855,584	47,685

Net loss in subsidiaries attributable to non-controlling interest	47,135	-
Net income attributable to China Housing & Land Development, Inc.	1,902,719	47,685

(Loss) gain on foreign exchange	(363,133)	3,047,864
COMPREHENSIVE INCOME	$1,539,586	$3,095,549

EARNINGS PER SHARE
Basic	$0.06	$0.00
Diluted	$0.06	$(0.01)

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	30,893,757	30,142,565
Diluted	30,922,261	30,298,090

The accompanying notes are an integral part of these consolidated condensed financial statements.

China Housing & Land Development, Inc.

6 Youyi Dong Lu, Han Yuan 4 Lou • Xi’an Shaanxi • P.R. China 710054 • www.chldinc.com

News release of first quarter 2009 results • released May 7, 2009 • page 9

CHINA HOUSING & LAND DEVELOPMENT INC. AND SUBSIDIARIES

Consolidated Condensed Statements of Cash Flows
For The periods Ended March 31, 2009 and 2008

	March 31, 2009	March 31, 2008
	(Unaudited)	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,855,584	$47,685
Adjustments to reconcile net income to cash
provided by (used in) operating activities:
Depreciation	154,088	93,821
(Gain) loss on disposal of fixed assets and inventory	(16,945)	86
Amortization of deferred financing costs	38,482	28,458
Change in fair value of warrants	(167,239)	(9,489)
Change in fair value of embedded derivative	(124,038)	284,511
Accretion expense on convertible debt	281,822	171,683
Non-cash proceeds from sale of properties	(15,835)	(2,851,908)
(Increase) decrease in assets:
Accounts receivable	(3,107,443)	(141,670)
Real estate held for development or sale	(36,452,495)	(670,715)
Advances to suppliers	227,051	(298,253)
Refund (deposit) for land use rights	11,372,462	(1,147,224)
Other receivables and prepaid expenses	643,186	(12,024)
Increase (decrease) in liabilities:
Accounts payable	(892,860)	(503,618)
Advances from customers	1,182,958	444,062
Accrued expenses	198,281	337,253
Other payables	(2,127,062)	239,699
Income and other taxes payable	1,148,392	459,799
Net cash used in operating activities	(25,801,611)	(3,527,844)

CASH FLOWS FROM INVESTING ACTIVITIES:
Change in restricted cash	53,002	(188)
Purchase of property and equipment	(63,224)	(313,056)
Notes receivable collected	111,737	67,613
Cash acquired in business combination	519,309	0
Proceed from sale of property and equipment	193,098	14
Net cash provided by (used in) investing activities	813,922	(245,617)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from issuance of convertible debt	-	19,230,370
Loans payable	(1,170,292)	-
Payments on loans payable	-	-
Loans to or repayments from employees, net	151,407	(316,093)
Repayment of payables for acquisition of businesses	(753,416)	(2,961,307)
Proceeds from issuance of common stock and warrants	-	8,415
Net cash (used in) provided by financing activities	(1,772,301)	15,961,385

(DECREASE) INCREASE IN CASH	(26,759,990)	12,187,924

Effects on foreign currency exchange	(67,150)	394,163

CASH, beginning of year	37,425,340	2,351,015

CASH, end of year	$10,598,200	$14,933,102

The accompanying notes are an integral part of these consolidated condensed financial statements.

China Housing & Land Development, Inc.

6 Youyi Dong Lu, Han Yuan 4 Lou • Xi’an Shaanxi • P.R. China 710054 • www.chldinc.com

News release of first quarter 2009 results • released May 7, 2009 • page 10

CHINA HOUSING & LAND DEVELOPMENT, INC. AND SUBSIDIARIES

Consolidated Condensed Statements of Shareholders' Equity
As of March 31, 2009 and December 31, 2008

			Additional
	Common stock		paid-in	Statutory
	Shares	Par Value	capital	reserves
BALANCE, December 31, 2008	30,893,757	$30,894	$31,390,750	$3,541,226
Net income	—	—	—
Adjustment to statutory reserve	—	—	—	154,812
Foreign currency translation adjustment	—	—	—
BALANCE, March 31, 2009	30,893,757	$30,894	$31,390,750	$3,696,038

		Accumulated
		other
	Retained	comprehensive	Non-controlling
	earnings	income	interest	Total
BALANCE, December 31, 2008	$39,265,062	$10,397,801	$29,109,350	$113,735,083
Net income	1,902,719	—	(47,135)	1,855,584
Adjustment to statutory reserve	—	—	—	154,812
Foreign currency translation adjustment	—	(363,133)	—	(363,133)
BALANCE, March 31, 2009	$41,167,781	$10,034,668	$29,062,215	$115,382,346

The accompanying notes are an integral part of these consolidated condensed financial statements.

China Housing & Land Development, Inc.

6 Youyi Dong Lu, Han Yuan 4 Lou • Xi’an Shaanxi • P.R. China 710054 • www.chldinc.com

News release of first quarter 2009 results • released May 7, 2009 • page 11

For investors and media:

China Housing & Land Development, Inc.

Jing Lu
Chief Operating Officer & Board Secretary
Tel:	+86-29-8258-2632 in Xi'an

William Xin
Chief Financial Officer
Tel:	+86-150-9175-2090 in Xi'an
Tel:	+1-917-371-9827 in San Francisco
Email:	william.xin@chldinc.com

Christensen Investor Relations

Tom Myers
Tel:	+86-139-1141-3520 in Beijing
Email:	tmyers@christensenir.com

Kathy Li
Tel:	+1-212-618-1978 in New York
Email:	kli@christensenir.com